As filed with the Securities and Exchange Commission on
                                 March 17, 2003
                           Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            FRANKLIN RESOURCES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                 13-2670991
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           (State or Other Jurisdiction of           (I.R.S. Employer
         Incorporation or Organization)            Identification No.)

                              One Franklin Parkway,
                               San Mateo, CA 94403
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          (Address, Including Zip Code, of Principal Executive Offices)

                            FRANKLIN RESOURCES, INC.
                       2002 UNIVERSAL STOCK INCENTIVE PLAN
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                              (Full Title of Plan)

                             Leslie M. Kratter, Esq.
                       Senior Vice President and Secretary
                            Franklin Resources, Inc.
                              One Franklin Parkway,
                        San Mateo, California 94403-1906
                                 (650) 312-2000
        -----------------------------------------------------------------
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                   Copies to:
                             Adele C. Freedman, Esq.
                              GCA Law Partners LLP
                               1891 Landings Drive
                             Mountain View, CA 94043
                                 (650) 428-3900
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of         Amount to   Proposed          Proposed          Amount of
Securities            be      Maximum           Maximum         Registration
  to be           Registered  Offering          Aggregate          Fee(1)(3)
Registered          (1)(2)    Price Per         Offering
                              Share(1)(3)       Price(1)(3)
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Common Stock,
par value
$0.10 per         10,459,328  $31.565           $325,650,000       $25,345.09
share
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(1) A total of 10,459,328 shares of common stock of Franklin Resources,  Inc., a
Delaware Corporation (the "Company" or "Registrant") are being registered in connection with the 2002 Universal Stock Incentive Plan (the "2002 Plan"). Pursuant to Instruction E of Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth at pages 123-124 of the Division of Corporation Finance's Manual of Publicly Available Telephone
Interpretations   dated   July  1997,   G.   Securities   Act   Forms,   No.  89
("Interpretation 89"), 459,328 of the 10,459,328 shares registered hereby are being carried forward from a Registration Statement on Form S-8 filed on March 27, 2001 (File no. 333-57682) (the "March 2001 Form S-8") in connection with the Franklin Resources Amended and Restated 1998 Universal Stock Incentive Plan, which was amended and restated by the 2002 Plan. A total registration fee of $90,075 was paid with respect to the March 2001 Form S-8. Pursuant to Instruction E to Form S-8 and Interpretation 89, no additional registration fee is due with respect to 459,328 of the 10,459,328 shares registered hereby.

(2) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 2002 Plan described herein as the result of any future stock split, stock dividend or similar adjustment of Franklin's outstanding common stock.

(3) Pursuant to Rule 457(h) under the Securities and Exchange Act of 1933, as amended, the proposed maximum aggregate offering price and the Registration Fee are based upon the average of the high and low composite prices per share of the Registrant's Common Stock reported on the New York Stock Exchange on March 13, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Franklin Resources, Inc. (the "Company") with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on December 18, 2002.

     (b) (i)Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed on February 13, 2003.

                                       2
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          (ii)  Report  on  Form  8-K  filed  on  January  23,  2003   attaching
Registrant's earnings press  release dated January 23, 2003 under Items 5 and 7.

     (c) The description of the Company's Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is contained in the Company's Certificate of Incorporation, as amended, filed as amended on December 29, 1994 as Exhibits 3(i), 3(ii), 3(iii) and 3(iv) to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and is incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

     Section 102(b)(7) of the DGCL permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the DGCL (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

     The above provisions of the DGCL are non-exclusive.


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

     In addition to the above described provisions, the Company's certificate of incorporation relieves its directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the DGCL.

     The Company's by-laws provide that directors, officers, employees and agents who have been successful on the merits or otherwise in a civil or criminal action referred to in Section 145(a) or 145(b) of the DGCL shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

     It is the Company's policy to enter into indemnification agreements ("Indemnification Agreements") with its directors, some of whom are also executive officers ("Indemnified Persons"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law," and the prompt advancing of attorneys' fees and all other costs, expenses and obligations paid or incurred by the Indemnified Person in connection with a Claim.

     A "Claim" consists of participation in any threatened, pending or completed action, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, and must be related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company in such a capacity for another entity.

     Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from third parties.

     However, the Indemnification Agreements prohibit such indemnification (i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company unless the Company has joined in or consented to the Claim or (ii) if the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the Indemnified Person agrees to reimburse the Company for all amounts that the Company has advanced to the Indemnified Person in respect of such indemnification.



                                       4
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

     The Indemnification Agreements also provide that if there is a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Indemnification Agreement. Additionally, the Indemnification Agreements provide that if there is a potential change in control, the Company will, upon written request of the Indemnified Person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

     The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.

     The Commission has taken the position that although indemnification by a Registrant for liabilities arising under the Securities Act may be provided as described above, such indemnification is unenforceable because it is against public policy as expressed in the Securities Act. Therefore, if a director, officer or controlling person asserts such a claim for indemnification, the Company will, unless in the opinion of counsel for the Company the question has previously been decided by controlling legal precedent, ask a court of competent jurisdiction to determine whether such indemnification by it is unenforceable as being against public policy as expressed in the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 9.


Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


                                       5
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

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from Registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 17th day of March, 2003.


                                    FRANKLIN RESOURCES, INC.

                                    /s/ Leslie M. Kratter
                                    ----------------------------------------
                                    By:  Leslie M. Kratter
                                         Senior Vice President and Secretary

     The undersigned officers and directors of Franklin Resources, Inc., hereby severally constitute Martin L. Flanagan and Leslie M. Kratter, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by Franklin Resources, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Franklin Resources, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

FRANKLIN RESOURCES, INC.


Date:          March 17, 2003       By:  /s/ Charles B. Johnson
                                         ------------------------------------
                                         Charles B. Johnson
                                         Chairman, Chief Executive Officer,
                                         Member - Office of the Chairman, and
                                         Director

Date:          March 17, 2003       By:  /s/ Harmon E. Burns
                                         ------------------------------------
                                         Harmon E. Burns
                                         Vice Chairman, Member - Office of the
                                         Chairman, and Director

Date:          March 17, 2003       By:  /s/ Martin L. Flanagan
                                         ------------------------------------
                                         Martin L. Flanagan
                                         President and Chief Financial Officer

Date:          March 17, 2003       By:  /s/ Charles Crocker
                                         ------------------------------------
                                         Charles Crocker
                                         Director

Date:          March 17, 2003       By:  /s/ Robert D. Joffe
                                         ------------------------------------
                                         Robert D. Joffe
                                         Director


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Date:          March 17, 2003       By:  /s/ Gregory E. Johnson
                                         ------------------------------------
                                         Gregory E. Johnson
                                         President

Date:          March 17, 2003       By:  /s/ Rupert H. Johnson, Jr.
                                         ------------------------------------
                                         Rupert H. Johnson, Jr.
                                         Vice Chairman, Member - Office of the
                                         Chairman, and Director

Date:          March 17, 2003       By:  /s/ Thomas H. Kean
                                         ------------------------------------
                                         Thomas H. Kean
                                         Director

Date:          March 17, 2003       By:  /s/ Kenneth A. Lewis
                                         ------------------------------------
                                         Kenneth A. Lewis
                                         Vice President-Finance, Chief
                                         Accounting Officer and Treasurer

Date:          March 17, 2003       By:  /s/ James A. McCarthy
                                         ------------------------------------
                                         James A. McCarthy
                                         Director

Date:          March 17, 2003       By:  /s/ Chutta Ratnathicam
                                         ------------------------------------
                                         Chutta Ratnathicam
                                         Director

Date:          March 17, 2003       By:  /s/ Peter M. Sacerdote
                                         ------------------------------------
                                         Peter M. Sacerdote
                                         Director

Date:          March 17, 2003       By:  /s/ Anne M. Tatlock
                                         ------------------------------------
                                         Anne M. Tatlock
                                         Vice Chairman, Member - Office of the
                                         Chairman, and Director

Date:          March 17, 2003       By:  /s/ Louis E. Woodworth
                                         ------------------------------------
                                         Louis E. Woodworth
                                         Director


                                      8
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
                                  EXHIBIT INDEX

EXHIBIT NUMBER                   DESCRIPTION
--------------                   -----------

      4.1 Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10- K for the fiscal year ended September 30, 1994 (the "1994 Annual Report") (File No. 1-9318)

      4.2      Registrant's   Certificate   of  Amendment  of   Certificate   of
               Incorporation, as filed March 1, 1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

      4.3      Registrant's   Certificate   of  Amendment  of   Certificate   of
               Incorporation, as filed April 1, 1987, incorporated by reference to Exhibit (3)(iii) to the 1994 Annual Report

      4.4      Registrant's   Certificate   of  Amendment  of   Certificate   of
               Incorporation,   as  filed  February  2,  1994,  incorporated  by
               reference to Exhibit (3)(iv) to the 1994 Annual Report

      4.5 Registrant's Amended and Restated By-laws, as filed on December 18, 2002, incorporated by reference to Exhibit (3)(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (File No. 1-9318)

      4.6 Indenture between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as trustee, dated as of May 19, 1994, incorporated by reference to the Company's Registration Statement on Form S-3, filed on April 14, 1994.

      4.7 Indenture between Franklin Resources, Inc. and The Bank of New York dated May 11, 2001 incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, filed on August 6, 2001

      4.8 Form of Liquid Yield Option Note due 2031 (Zero Coupon-Senior) (included in Exhibit 4.7 hereto)

      4.9 Registration Rights Agreement between Franklin Resources, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") dated May 11, 2001 incorporated by reference to Exhibit
               4.4 to the Registrant's Registration Statement on Form S-3, filed on August 6, 2001

      5        Opinion of GCA Law Partners LLP.

      23.1     Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of GCA Law Partners LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

      24       Power of attorney  (included  as part of the  signature  pages to
               this   Registration   Statement   and   incorporated   herein  by
               reference).

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      99       Franklin  Resources,  Inc. 2002  Universal  Stock  Incentive Plan
               incorporated by reference to Exhibit 10.68 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed with the Commission on February 13, 2003.












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